UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 9, 2016

GLOBAL VISION HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54050	27-2553082

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19200 Von Karman, 6th Floor, Irvine, CA		92612

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 281-6438
Registrant’s Fax Number, Including Area Code: (949) 281-3801

(Former Address, Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Global Vision Holdings, Inc. OTCQB: GVHIB, made an oversight in taking toxic discount-convertible debt from Asher Enterprises Inc. In an attempt to avoid more damage to our stock price and prevent toxic dilution to the company’s common stock, the company’s securities attorney previously sent a letter to the transfer agent to prevent further sale of stock --which would continue to dilute the common stock of Global Vision Holdings, Inc. Refer to attached letter written last year by Global Vision’s Security Attorney for additional information.

Furthermore, due to Interwest Transfer Agency and Attorney Laura Anthony Asher’s affiliation with Asher Enterprises Inc., Global Vision’s Board of Directors has decided to change Transfer Agents to a more unbiased transfer agency. We, the Company, would like to thank you for your vote of confidence in our establishment. Global Vision Holdings Inc. looks forward to continue to inform you of business developments, with mergers and acquisitions, via press releases.

Item 9.01 Financial Statements and Exhibits

99.1	Letter from FitzGerald Yap Kreditor, LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL VISION HOLDINGS, INC.

Date: August 9, 2016	By:	/s/ Glen W. Carnes
Name: Glen W. Carnes Title: Chief Executive Officer